Exhibit 99.1

STONE ENERGY CORPORATION

Stone Energy Corporation Announces Public Offering of $400 Million of Additional 7.500% Senior Notes Due 2022

LAFAYETTE, LA., November 13, 2013

Stone Energy Corporation (NYSE: SGY) (“Stone”) today announced that it intends, subject to market conditions, to publicly offer $400 million aggregate principal amount of its 7.500% Senior Notes due 2022 (the “Additional Senior Notes”). The Additional Senior Notes are being offered as additional notes to Stone’s outstanding $300 million aggregate principal amount of 7.500% Senior Notes due 2022, which Stone sold in a public offering in November 2012.

The Additional Senior Notes will be fully and unconditionally guaranteed by Stone Energy Offshore, L.L.C., a wholly-owned subsidiary of Stone.

Stone intends to use the net proceeds from the offering to fund its pending tender offer and consent solicitation for its existing 8.625% Senior Notes due 2017. Stone expects to close the offering on November 27, 2013, subject to the satisfaction of customary closing conditions.

BofA Merrill Lynch, Barclays and Wells Fargo Securities are acting as joint book-running managers for the Additional Senior Notes offering. The offering is being made only by means of a preliminary prospectus supplement and the accompanying base prospectus, copies of which may be obtained on the Securities and Exchange Commission’s (“SEC”) website at www.sec.gov. Alternatively, the underwriters will arrange to send you the preliminary prospectus supplement and related base prospectus if you request them by contacting BofA Merrill Lynch at 222 Broadway, 11th Floor, New York, New York 10038, Attention: Prospectus Department or email dg.prospectus_requests@baml.com, Barclays, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by calling (888) 603-5847 or e-mail at Barclaysprospectus@broadridge.com or Wells Fargo Securities, 550 South Tryon Street, 7th Floor MAC D1086-070, Charlotte, NC 28202, Attn: Client Support, by telephone (toll-free) at (800) 326-5897 or by email at cmclientsupport@wellsfargo.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Additional Senior Notes or any other securities, nor shall there be any sale of the Additional Senior Notes or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A shelf registration statement relating to the securities has been filed with the SEC and became effective October 22, 2012. The offering and sale of the Additional Senior Notes will be made pursuant to this effective shelf registration statement.

Forward Looking Statement

Certain statements in this press release are forward-looking and are based upon Stone’s current belief as to the outcome and timing of future events. All statements, other than statements of historical facts, that address activities that Stone plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future, including future production of oil and gas, future capital expenditures and drilling of wells and future financial or operating results are forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include the timing and extent of changes in commodity prices for oil and gas, operating risks, liquidity risks, political and regulatory developments and legislation, including developments and legislation relating to our operations in the Gulf of Mexico and Appalachia, and other risk factors and known trends and uncertainties as described in Stone’s Annual Report on Form 10-K and

Quarterly Reports on Form 10-Q as filed with the SEC. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Stone’s actual results and plans could differ materially from those expressed in the forward-looking statements.

Stone Energy is an independent oil and natural gas exploration and production company headquartered in Lafayette, Louisiana with additional offices in New Orleans, Houston, Texas and Morgantown, West Virginia. Our business strategy is to leverage cash flow generated from existing assets to maintain relatively stable GOM shelf production, profitably grow gas reserves and production in price-advantaged basins such as Appalachia and the Gulf Coast Basin, and profitably grow oil reserves and production in the deep water GOM and onshore oil areas. For additional information, contact Kenneth H. Beer, Chief Financial Officer, at 337-521-2210 phone, 337-521-9880 fax or via e-mail at CFO@StoneEnergy.com.